                                                                       EXHIBIT 8


                        [Letterhead of Brown & Wood LLP]


                                       April 15, 1998


Equitable Resources, Inc.
420 Boulevard of the Allies
Pittsburgh, Pennsylvania 15219


                Re:  Equitable Resources, Inc.
                     Equitable Resources Capital Trust I
                     Registration Statement
                     File Nos. 333-47919 and 333-47919-01
                     ------------------------------------

Ladies and Gentlemen:

        We have acted as special tax counsel to Equitable Resources, Inc., a Pennsylvania corporation (the "Corporation") and Depositor of Equitable Resources Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with a Registration Statement on Form S-3, filed by the Corporation and the Trust on March 13, 1998 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), as amended by Amendment No. 1 to the Registration Statement filed with the Commission on April 14, 1998 and Amendment No. 2 to the Registration Statement filed with the Commission on April 15, 1998 (as so amended, the "Registration Statement") relating to the registration of the _________% Capital Securities of the Trust (the "Capital Securities"), the Junior Subordinated Deferrable Interest Debentures due April 15, 2038 of the Corporation, and a Guarantee of the Corporation with respect to the Capital Securities.

        In rendering our opinion, we have examined an Amended and Restated Trust Agreement (the "Trust Agreement") relating to the Trust among the Corporation, as Depositor, Bankers Trust Company, as property trustee, Bankers Trust (Delaware), as Delaware trustee, the Administrators named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of the Trust, and have assumed that the Issuer Trustees will conduct the affairs of the Trust in accordance with the Trust Agreement. We hereby confirm the opinions described under the caption "Certain Federal Income Tax Consequences" in the prospectus (the "Prospectus") that is part of the Registration Statement. Capitalized terms used herein but not defined have the meanings as provided in the Prospectus.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Securities" contained in the Prospectus included herein.

                                       Very truly yours,

                                       /s/ Brown & Wood LLP

                                       BROWN & WOOD LLP





                                       2